UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

(X)     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - October 8, 2003

PEOPLES FINANCIAL SERVICES CORP.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	000-23863	23-2931852
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street, Hallstead, PA 18822
(Address of Principal Executive Officer)
(570) 879-2175
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if changed since last report)

Item 1. Changes in Control of Registrant
Not Applicable

Item 2. Acquisition or Disposition of Assets
Not Applicable

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
Not Applicable

Item 5. Other Events
                   Registrant files this Current Report on Form 8K to submit a copy of Registrant's Press Release of
                   Peoples Financial Services Corp., dated Ocotber 8, 2003, regarding public notice of application to establish a staffed branch
Item 6. Resignations of Registrant's Directors
Not Applicable

Item 7. Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Exhibit:
99 Press Release of Peoples Financial Services Corp. dated October 8, 2003, regarding public notice of application to establish a staffed branch

Item 8. Change in Fiscal Year
Not Applicable

Item 9. Regulation FD Disclosure
Not Applicable

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.
(Registrant)

/s/ Debra E. Dissinger
Dated October 8, 2003	By Debra E. Dissinger
Executive Vice President

EXHIBIT INDEX

		Page Number
		in Manually
Exhibit		Signed Original
99	Press Release of Peoples Financial Services	3
	Corp. dated October 8, 2003.

EXHIBIT 99

PRESS RELEASE

Public Notice of Application
Establishment of Staffed Branch

Notification is hereby given that Peoples National Bank, 50 Main Street, Hallstead, PA, 18822 has filed an application with the Comptroller of the Currency on 10/08/2003, as specified in 12 CFR 5 for permission to establish a full service branch at

108 Second Street
Deposit New York, 13754

Any person wishing to comment on this application may file comments in writing with the Licensing Manager, Office of the Comptroller of the Currency, Northeastern District, 1114 Avenue of the Americas, Suite 3900, New York, NY 10036, or nelicensing@occ.treas.gov within 30 days of the date of this publication. The public file is available for inspection at that office during regular business hours. Written requests for a copy of the public file on the application should be sent to the Licensing Manger.

Peoples National Bank
Hallstead, PA
(570) 879-2175

Peoples Financial Services Corp., Hallstead, PA, is the parent company of Peoples National Bank, an independent community bank with eight offices. The branches are located in the Hallstead Shopping Plaza, Hop Bottom, Susquehanna, and Montrose in Susquehanna County; Nicholson, Tunkhannock, and Meshoppen in Wyoming County; and in Conklin, Broome County, NY.